Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the annual report on Form 10-KSB for the fiscal year ending March 31, 2004 as filed with the Securities and Exchange Commission (the "Report") by FCCC, Inc. (the "Registrant"), I, Bernard Zimmerman, President and Chief Executive Officer of the Registrant, hereby certify that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of Registrant.

/s/Bernard Zimmerman Name: Bernard Zimmerman Title: President and Chief Executive Officer

Dated: June 25, 2004